UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2015 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33600

Delaware	20-8819207
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)

(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 8, 2015, the Board of Directors of hhgregg, Inc. (the “Company”) elected William P. Carmichael as a director of the Company to fill a vacant seat on the Board of Directors. Following the Company’s annual meeting of stockholders, Mr. Carmichael will assume the role of Chair of the Company’s Audit Committee and will be a member of the Nominating and Corporate Governance Committee.
William P. Carmichael, 71, currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I, and Columbia ETF Trust. He also currently serves as Chairman of two closed-end funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corp. From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for 21 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984. Mr. Carmichael currently serves as a Director on the Boards of The Finish Line, Inc. and International Textile Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: June 8, 2015	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Chief Financial Officer